Exhibit 77Q(1)(e)(i)

Addendum dated July 1, 2012 to the Advisory Agreement dated September 30, 2008 between the Registrant, on behalf of ASG Global Alternatives Fund, and AlphaSimplex Group, LLC is incorporated by reference to exhibit (d)(1)(iii) to PEA No. 172 filed on January 24, 2013.